Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2024 relating to the financial statements of Tourmaline Bio, Inc., appearing in the Annual Report on Form 10-K of Tourmaline Bio, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
November 7, 2024